Contact:
Meghan Lublin
Corporate and Investor Communications
May 4, 2010	(703) 854-0299

Sunrise Reports Financial Results for First Quarter of 2010

MCLEAN, VA - Sunrise Senior Living, Inc. (NYSE: SRZ) today reported financial results and operating data for the first quarter of 2010.  Sunrise will host a conference call and webcast Tuesday, May 4, 2010 at 8:00 a.m. ET, to discuss the financial results.

“In this quarter we continued our operations and balance sheet restructuring efforts to move us toward strengthening our core business results while reducing corporate risk,” said Mark Ordan, Sunrise's chief executive officer. “Our progress in both areas reinforces our optimism about our future.”

Financial Results for First-Quarter 2010

Sunrise reported revenues of $355.2 million in the first quarter of 2010 as compared to $374.7 million for the first quarter of 2009. Net loss for the first quarter of 2010 was ($16.0) million, or ($0.29) per fully diluted share, as compared to net loss of ($18.2) million, or ($0.36) per fully diluted share, for the first quarter of 2009.

For the first quarter of 2010, net loss from operations was ($10.6) million, an improvement of $30.4 million as compared to a net loss from operations of ($41.0) million in the first quarter of 2009.  Adding back non-cash charges including depreciation and amortization of $8.5 million, provision for doubtful accounts of $1.1 million, stock compensation of $0.9 million and impairment of long-lived assets of $0.7 million, as well as non-recurring items including the SEC investigation costs of $58,000 and restructuring costs of $4.9 million, the adjusted income from ongoing operations was $5.6 million as compared to $3.7 million in the first quarter of 2009.  Adjusted income from ongoing operations is a measure of operating performance that is not calculated in accordance with U.S. GAAP and should not be considered as a substitute for income or loss from operations or net income or loss.  Adjusted income from ongoing operations is used by management to focus on income generated from the ongoing operations of the Company and to help management assess if adjustments to current spending decisions are needed. For a reconciliation of these items, please refer to the attached table “Adjusted Income from Ongoing Operations.”

Cash and Liquidity Update

Sunrise had $46.5 million of unrestricted cash at March 31, 2010.  Sunrise has no borrowing availability under its bank credit facility, and has significant scheduled debt maturities in 2010 and significant debt that is in default.  As of March 31, 2010, Sunrise had debt of $424.2 million, of which $147.1 million of debt is scheduled to mature in 2010, including $33.4 million under its bank credit facility, which is due in December 2010. Debt that is in default totals $241.3 million, including $187.1 million of debt ($200.4 million face) that is in default as a result of the failure to pay principal and interest to the lenders of Sunrise’s German communities and $25.6 million of U.S. debt that is due to one of our German lenders. In April 2010, the German debt was restructured, as discussed below. Sunrise is seeking waivers with respect to existing defaults to avoid acceleration of these obligations.

Germany

On April 29, 2010, Sunrise announced that the Company and certain of its affiliates had completed the previously announced restructure transactions with three of the lenders to its German subsidiaries, Capmark Finance Inc., Natixis London Branch, and Fortis Bank, UK Branch. Sunrise also announced that it has entered into a partial settlement and waiver declaration with Aareal Bank AG, pursuant to which Sunrise will be released from its guarantee obligations with respect to loans previously made by Aareal to certain of Sunrise’s German subsidiaries in exchange for, among other things, a cash payment of euro 2.1 million (approximately $2.8 million).

On May 3, 2010, Sunrise announced that the Company has entered into a settlement agreement with Barclays Bank PLC providing for the settlement and release of all existing and potential future claims of Barclays against Sunrise under Sunrise’s guarantee obligations with respect to loans previously made by Barclays to certain of Sunrise's German subsidiaries. In exchange, Sunrise shall, among other things, pay Barclays a principal amount of approximately euro 7.5 million (or approximately $9.9 million) without interest (except in the case of default by Sunrise).

Sunrise has now reached agreements with all of its lenders to its nine German communities. Additional details on these agreements have been included in Sunrise’s Current Reports on Form 8-K filed on April 29, 2010 and May 3, 2010, respectively. As a result of these transactions, Sunrise expects to recognize a gain of approximately $50 million in the second and third quarters of 2010.

Comparable Community Operating Data for First-Quarter 2010
The nine German communities have been excluded from Sunrise's first-quarter 2010 comparable community operating results set forth below because they are considered discontinued operations. The five remaining Fountains communities have also been excluded as Sunrise will transition from management in the second quarter of 2010. Sixteen communities previously in lease up joined the comparable-community portfolio on January 1, 2010.

•
Comparable community revenues for the first quarter of 2010 increased by 2.4 percent, from $483.7 million for the first quarter of 2009 to $495.3 million for the first quarter of 2010.  Excluding the impact of foreign exchange rates in 2010, comparable community revenues for the first quarter of 2010 increased 1.3 percent to $489.9 million year-over-year.

•
Average unit occupancy in comparable communities for the first quarter of 2010 was 86.2 percent, which was down 150 basis points from 87.7 percent for the first quarter of 2009, and down 50 basis points as compared to 86.7 percent in the fourth quarter of 2009.

•
Average daily revenue per occupied unit in comparable communities increased 4.2 percent from $194.99 for the first quarter of 2009 to $203.23 for the first quarter of 2010. Excluding the impact of foreign exchange rates in 2010, average daily revenue per occupied unit for the comparable community portfolio increased 3.1 percent to $201.01 for the first quarter of 2010 as compared to the first quarter of 2009.

•
Comparable community operating expenses for the first quarter of 2010 increased 2.1 percent over the first quarter of 2009 from $358.9 million to $366.5 million. Excluding the foreign exchange rates in 2010, these operating expenses increased 1.0 percent to $362.6 million in the first quarter of 2010.

•	As of March 31, 2010, Sunrise operated 365 communities located in the United States, Canada, the United Kingdom and Germany, with a unit capacity of approximately 36,600 units.

Sunrise’s comparable community portfolio consists of communities that were open and operating as of January 1, 2008, and include consolidated, unconsolidated venture, and managed communities in the United States, Canada and the United Kingdom. Sunrise's management believes that total comparable-community revenues, average daily revenue per occupied unit, average unit occupancy rates and total comparable-community expenses are useful indicators of trends in Sunrise's management business.

For additional details on Sunrise’s comparable-community and total-community operations data, please refer to the Supplemental Data link on the Investor Relations section of the Company’s Web site or at http://suppdata.sunriseseniorliving.com

Conference Call and Webcast

Sunrise will host a conference call and webcast at 8:00 a.m. ET on Tuesday, May 4, 2010, to discuss the financial results for the first quarter of 2010 and the other matters discussed in this press release.  The call-in number for the conference call is 877-874-1571 or 719-325-4894 (from outside the U.S.). Callers should reference the “Sunrise Senior Living Q1 Earnings Call” or the participant passcode: 3542059. Those interested may also go to the Investor Relations section of the Company's Web site (http://www.sunriseseniorliving.com) to listen to the earnings call. A telephone replay of the call will be available until May 18, 2010, by dialing 888-203-1112 or 719-457-0820 (passcode: 3542059); a replay will also be available on Sunrise's Web site during that period.

About Sunrise Senior Living

Sunrise Senior Living, a McLean, Va.-based company, employs approximately 40,000 people.  As of March 31, 2010, Sunrise operated 365 communities in the United States, Canada, Germany and the United Kingdom, with a combined unit capacity of approximately 36,600 units.  Sunrise offers a full range of personalized senior living services, including independent living, assisted living, care for individuals with Alzheimer's and other forms of memory loss, as well as nursing and rehabilitative services.  Sunrise's senior living services are delivered by staff trained to encourage the independence, preserve the dignity, enable freedom of choice and protect the privacy of residents.  To learn more about Sunrise, please visit http://www.sunriseseniorliving.com.

Forward-Looking Statements

Certain matters discussed in this press release may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although Sunrise believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, there can be no assurances that these expectations will be realized. Sunrise's actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including, but not limited to, the risk that the Sunrise is unable to settle the remaining claims with respect to its German subsidiaries; the risk that the Company is not able to sell the North American properties mortgaged pursuant to the restructure transactions; the risk that the net sale proceeds of the mortgaged North American properties are not sufficient to pay the minimum amount guaranteed by Sunrise to the lenders that are party to the restructure transactions; changes in the Company's anticipated cash flow and liquidity; the Company's ability to maintain adequate liquidity to operate its business and execute its restructuring; the Company's ability to obtain waivers, cure or reach agreements with respect to defaults under the Company's loan, joint venture and construction agreements; the risk that a group of the Company's creditors, acting together, could force the Company into an involuntary bankruptcy proceeding; the Company's ability to sell its German communities within a reasonable time period; the Company's ability to refinance extend the maturity of or otherwise repay its bank credit facility due in 2010 and other debt due in 2010 and/or raise funds from other sources; the Company's ability to achieve anticipated savings from the Company's cost reduction initiatives; the outcome of the U.S. Securities and Exchange Commission's investigation; the outcome of the IRS audit of the Company's tax returns for the tax years ended December 31, 2005, 2006, 2007 and 2008; the Company's ability to continue to recognize income from refinancings and sales of communities by ventures; risk of changes in the Company's critical accounting estimates; risk of further write-downs or impairments of the Company's assets; risk of future obligations to fund guarantees and other support arrangements to some of the Company's ventures, lenders to the ventures or third-party owners; risk of declining occupancies in existing communities or slower than expected leasing of new communities; risk resulting from any international expansion; development and construction risks; availability of financing for development, including construction loans as to which we are in default; risks associated with past or any future acquisitions; compliance with government regulations; risk of new legislation or regulatory developments; the risk that some of the Company's management agreements, subject to early termination provisions based on various performance measures, could be terminated due to failure to achieve the performance measures; business conditions and market factors that could affect occupancy rates at and revenues from the Company's communities and the value of the Company's properties generally; competition and our response to pricing and promotional activities of our competitors; changes in interest rates; unanticipated expenses; the risks of further downturns in general economic conditions including, but not limited to, financial market performance, consumer credit availability, interest rates, inflation, energy prices, unemployment and consumer sentiment about the economy in general; risks associated with the ownership and operation of assisted living and independent living communities; and other risks detailed in the Company's 2009 Annual Report on Form 10-K filed with the SEC, as may be amended or supplemented in the Company's Form 10-Q filings or otherwise. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

SUNRISE SENIOR LIVING, INC.
CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
(In thousands, except per share and share amounts)	2010	2009
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$46,453	$39,283
Accounts receivable, net	41,404	37,304
Income taxes receivable	5,177	5,371
Due from unconsolidated communities	23,562	19,673
Deferred income taxes, net	20,175	23,862
Restricted cash	38,207	39,365
Assets held for sale	37,881	40,658
German assets held for sale	96,402	104,720
Prepaid expenses and other current assets	27,493	30,198
Total current assets	336,754	340,434
Property and equipment, net	279,687	288,056
Due from unconsolidated communities	7,222	13,178
Intangible assets, net	52,296	53,024
Investments in unconsolidated communities	63,670	64,971
Investments accounted for under the profit-sharing method	5,726	11,031
Restricted cash	115,952	110,402
Restricted investments in marketable securities	21,629	20,997
Other assets, net	8,586	8,496
Total assets	$891,522	$910,589

LIABILITIES AND EQUITY
Current Liabilities:
Current maturities of debt	$167,846	$207,811
Outstanding draws on bank credit facility	33,431	33,728
Debt relating to German assets held for sale	187,149	198,680
Accounts payable and accrued expenses	148,583	138,032
Liabilities associated with German assets held for sale	13,880	12,632
Due to unconsolidated communities	2,162	2,180
Deferred revenue	5,037	5,364
Entrance fees	32,725	33,157
Self-insurance liabilities	41,769	41,975
Total current liabilities	632,582	673,559
Debt, less current maturities	35,798	-
Self-insurance liabilities	57,837	58,225
Deferred gains on the sale of real estate and deferred revenues	22,210	21,865
Deferred income tax liabilities	20,177	23,862
Other long-term liabilities, net	106,309	106,844
Total liabilities	874,913	884,355
Equity:
Preferred stock, $0.01 par value, 10,000,000 shares authorized, no shares issued and outstanding	-	-
Common stock, $0.01 par value, 120,000,000 shares authorized, 55,846,411 and 55,752,217 shares issued and outstanding, net of 403,957 and 401,353 treasury shares, at March 31, 2010 and December 31, 2009, respectively	558	558
Additional paid-in capital	475,234	474,158
Retained loss	(476,988)	(460,971)
Accumulated other comprehensive income	13,421	8,302
Total stockholders’ equity	12,225	22,047
Noncontrolling interests	4,384	4,187
Total equity	16,609	26,234
Total liabilities and equity	$891,522	$910,589

See accompanying notes

SUNRISE SENIOR LIVING, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended
	March 31,
(In thousands, except per share amounts)	2010	2009
	(Unaudited)
Operating revenue:
Management fees	$29,361	$28,438
Resident fees for consolidated communities	88,856	86,272
Ancillary fees	10,593	11,221
Professional fees from development, marketing and other	2,102	6,725
Reimbursed costs incurred on behalf of managed communities	224,325	242,092
Total operating revenues	355,237	374,748
Operating expenses:
Community expense for consolidated communities	66,580	64,836
Community lease expense	14,743	14,487
Depreciation and amortization	8,504	13,868
Ancillary expenses	9,800	10,361
General and administrative	33,770	30,348
Development expense	1,331	4,774
Write-off of capitalized project costs	-	12,078
Accounting Restatement, Special Independent Committee inquiry,
SEC investigation and stockholder litigation	58	1,257
Restructuring costs	4,869	7,687
Provision for doubtful accounts	1,119	8,907
Loss on financial guarantees and other contracts	-	1,097
Impairment of long-lived assets	700	-
Costs incurred on behalf of managed communities	224,366	246,057
Total operating expenses	365,840	415,757
Loss from operations	(10,603)	(41,009)
Other non-operating income (expense):
Interest income	367	735
Interest expense	(2,136)	(2,658)
Gain (loss) on investments	553	(1,305)
Other income (expense)	1,097	(1,026)
Total other non-operating expense	(119)	(4,254)
Gain on the sale and development of real estate and equity interests	465	1,742
Sunrise’s share of (loss) earnings and return on investment
in unconsolidated communities	(1,513)	18,375
Loss from investments accounted for under the profit-sharing method	(2,518)	(3,812)
Loss before (provision for) benefit from income
taxes and discontinued operations	(14,288)	(28,958)
(Provision for) benefit from income taxes	(440)	730
Loss before discontinued operations	(14,728)	(28,228)
Discontinued operations, net of tax	(738)	9,944
Net loss	(15,466)	(18,284)
Less: Net (income) loss attributable to noncontrolling interests	(551)	123
Net loss attributable to common shareholders	$(16,017)	$(18,161)

Earnings per share data:
Basic net loss per common share
Loss before discontinued operations	$(0.28)	$(0.56)
Discontinued operations, net of tax	(0.01)	0.20
Net loss	$(0.29)	$(0.36)

Diluted net loss per common share
Loss before discontinued operations	$(0.28)	$(0.56)
Discontinued operations, net of tax	(0.01)	0.20
Net loss	$(0.29)	$(0.36)

See accompanying notes

Adjusted Income (Loss) from Ongoing Operations

	Three Months Ended
	March 31,
	2010	2009

Loss from operations	$(10,603)	$(41,009)
Non-cash expenses:
Depreciation and amortization	8,504	13,868
Write-off of capitalized project costs	-	12,078
Provision for doubtful accounts	1,119	8,907
Stock compensation	944	959
Impairment of long-lived assets	700	-

Income (loss) from operations after adjustment for non-cash expenses	664	(5,197)
Accounting Restatement, Special Independent Committee inquiry, SEC investigation and stockholder litigation	58	1,257
Restructuring costs	4,869	7,687

Adjusted income from ongoing operations	$5,591	$3,747

Adjusted income from ongoing operations is a measure of operating performance that is not calculated in accordance with U.S. generally accepted accounting principles ("GAAP") and should not be considered as a substitute for income/loss from operations or net income/loss. Adjusted income from ongoing operations is used by management to focus on liquidity generated from the ongoing operations of the Company and to help management assess if adjustments to current spending decisions are needed.

Sunrise Senior Living, Inc.
Supplemental Information
As of  March 31, 2010
($ in thousand except average daily rate)

	Communities	Unit Capacity	Resident Capacity
	Q1 10	Q1 10	Q1 10
Total Community Data (1,2)
Communities managed for third-party owners	116	12,277	13,412
Communities in ventures	199	15,813	18,584
Communities consolidated	38	6,931	7,135
Total communities operated	353	35,021	39,131

Percentage of Total Operating Portfolio
Assisted Living	78%
Independent Living	17%
Skilled Nursing	5%
Total	100%

Selected Operating Results
Comparable Community Portfolio Operating Results (3,4)	Q1 10	Q1 09	% Change

Total Comparable-Community Portfolio
Number of Communities	316	316
Unit Capacity	31,434	31,434
Resident Capacity	34,994	34,994
Community Revenues	$495,330	$483,651	2.4%
Community Revenues Excluding Impact of '09 Exchange Rates	$489,931	$483,651	1.3%
Community Operating Expenses	$366,455	$358,936	2.1%
Community Operating Expenses Excluding Impact of '09 Exchange Rates	$362,649	$358,936	1.0%
Average Daily Revenue Per Occupied Unit	$203.23	$194.99	4.2%
Average Daily Revenue Per Occupied Unit Excluding Impact of '09 Exchange Rates	$201.01	$194.99	3.1%
Average Unit Occupancy Rate	86.2%	87.7%	(150)	basis points

Communities in ventures and managed for third-party owners
Number of Communities	282	282
Unit Capacity	24,848	24,848
Resident Capacity	28,265	28,265
Community Revenues	$411,463	$400,145	2.8%
Community Revenues Excluding Impact of '09 Exchange Rates	$406,064	$400,145	1.5%
Community Operating Expenses	$300,786	$294,125	2.3%
Community Operating Expenses Excluding Impact of '09 Exchange Rates	$296,980	$294,125	1.0%
Average Daily Revenue Per Occupied Unit	$214.94	$205.61	4.5%
Average Daily Revenue Per Occupied Unit Excluding Impact of '09 Exchange Rates	$212.12	$205.61	3.2%
Average Unit Occupancy Rate	85.6%	87.0%	(140)	basis points

Communities consolidated
Number of Communities	34	34
Unit Capacity	6,586	6,586
Resident Capacity	6,729	6,729
Community Revenues	$83,867	$83,506	0.4%
Community Revenues Excluding Impact of '09 Exchange Rates	$83,867	$83,506	0.4%
Community Operating Expenses	$65,669	$64,811	1.3%
Community Operating Expenses Excluding Impact of '09 Exchange Rates	$65,669	$64,811	1.3%
Average Daily Revenue Per Occupied Unit	$160.35	$156.32	2.6%
Average Daily Revenue Per Occupied Unit Excluding Impact of '09 Exchange Rates	$160.35	$156.32	2.6%
Average Unit Occupancy Rate	88.3%	90.2%	(190)	basis points

Notes
(1)
The seven German communities have been excluded from Sunrise's first-quarter 2010 operating results above because they are considered discontinued operations. The five remaining Fountains communities have also been excluded as Sunrise will transition from management in the second-quarter 2010.

(2)	During the first quarter of 2010, Sunrise sold two wholly owned communities and terminated 11 management contracts.

(3)
Comparable community portfolio consists of all communities in which Sunrise has an ownership interest in or management agreement with and were under Sunrise ownership or management for at least 24 months as of January 1, 2010.  This includes consolidated communities, communities in ventures and communities managed for third-party owners. 16 communities previously in lease up joined the comparable-community portfolio on January 1, 2010.

(4)	Community operating expenses exclude management fees paid to Sunrise with respect to comparable-community ventures in order to make comparisons between consolidated and venture communities consistent.